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                                                                   Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
Adolor Corporation:

   We consent to the incorporation by reference in the registration statements (No. 333-51222 and No. 333-62428) on Form S-8 and registration statement (No. 333-64298) on Form S-3 of Adolor Corporation of our report dated February 15, 2002, with respect to the consolidated balance sheets of Adolor Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2001, and for the period from August 9, 1993 (inception) to December 31, 2001, which report appears in the December 31, 2001, Annual Report on Form 10-K of Adolor Corporation.

                                                    /s/ KPMG LLP

Philadelphia, Pennsylvania
March 28, 2002

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